Exhibit (h)(ii)(B)

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, dated as of June 15, 2022, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 19, 2007, between The Bank of New York Mellon (as assigned from BNY Mellon Investment Servicing (US) Inc. on or about June 30, 2017) and FundVantage Trust.

FUNDS

Ambrus Tax-Conscious California Bond Fund

Ambrus Core Bond Fund

Ambrus Tax-Conscious National Bond Fund

C WorldWide International Equities Fund

C WorldWide Global Equities Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Gotham Absolute Return Fund

Gotham Defensive Long 500 Fund

Gotham Enhanced 500 Fund

Gotham Enhanced 500 Plus Fund

Gotham Enhanced Index Plus Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham ESG Large Value Fund

Gotham Index Plus Fund

Gotham Large Value Fund

Gotham Master Neutral Fund

Gotham Neutral 500 Fund

Gotham Neutral Fund

Gotham Short Strategies Fund

Gotham Total Return Fund

Madison Avenue Financial Solutions Government Money Market Fund

Mount Lucas U.S. Focused Equity Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

Polen Bank Loan Fund

Polen Global China Growth Fund

Polen Global Emerging Markets Growth Fund

Polen Global Emerging Markets ex-China Growth Fund

Polen Global Growth Fund

Polen Global SMID Company Growth Fund

Polen Growth Fund

Polen International Growth Fund

Polen International Small Company Growth Fund

Polen U.S. Small Company Growth Fund

Polen U.S. SMID Company Growth Fund

Polen Upper Tier High Yield Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Focus Fund

Sirios Long/Short Fund

TOBAM Emerging Markets Fund

Tran Capital Focused Fund1

[1]	Name change from Lateef Focused Sustainable Growth Fund to Tran Capital Focused Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Robert Jordan
Name:	Robert C. Jordan
Title:	Client Service Director Manager
Date:	6/29/2022

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President and CEO
Date:	June 28, 2022